Exhibit (h)(xi)

AMENDMENT

To Transfer Agency and Service Agreements

between

State Street Bank and Trust Company

and

Schroder Global Series Trust,

Schroder Series Trust and

Schroder Capital Funds (Delaware)

This Amendment dated as of the 1st day of January, 2013, by State Street Bank and Trust Company (the “Transfer Agent” or the “Bank”) and each of Schroder Global Series Trust, Schroder Series Trust and Schroder Capital Funds (Delaware) (each a “Fund”, collectively the “Funds”).  In accordance with the Transfer Agency and Service Agreements between Schroder Global Series Trust and the Transfer Agent dated September 1, 2003, as amended (“SGST Agreement”), Schroder Series Trust (f/k/a WSIS Series Trust) and the Bank dated October 27, 1993, as amended (“the SST Agreement”) and Schroder Capital Funds (Delaware) and the Transfer Agent dated May 28, 1999, as amended (the “SCF Agreement”) (together, the “Agreements”), the Transfer Agent and/or the Bank and each Fund desire to amend the Agreements as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Blue Sky.  Section 1.02(c) of the SST Agreement and Sections 1.2(c) of the SGST Agreement and the SCF Agreement are hereby deleted in their entirety and replaced in each case with the following (except that for the SST Agreement references to the “Transfer Agent” shall be changed to the “Bank.”):

“(c) Blue Sky” Reporting.  The Fund or its administrator shall identify to the Transfer Agent in writing the states and countries where the Shares of the Fund are registered or exempt, and the number of Shares registered for sale with respect to each state or country, as applicable.  The Transfer Agent shall establish the foregoing parameters on the system for the designated Blue Sky vendor.  The Fund or its administrator shall verify that such parameters have been correctly established for each state or country on the system prior to activation and thereafter shall be responsible for monitoring the daily activity for each state or country.  The responsibility of the Transfer Agent for the Fund’s blue sky registration status is solely limited to the initial establishment of the parameters provided by the Fund or the administrator for the vendor’s system and the daily transmission of a file to such vendor in order that the vendor may provide reports to the Fund or the administrator for monitoring.”

2. Indemnification.  Sections 8.1(e) of the SGST Agreement and the SCF Agreement are hereby deleted in their entirety and replaced in each case with the following:  “The negotiation and processing of any checks including without limitation for deposit into the Fund’s demand deposit account maintained by the Transfer Agent, provided the Transfer Agent has acted in good faith and without negligence or willful misconduct.”

In addition, Section 6.01 of the SST Agreement is hereby amended by adding new subsection (f) which shall read as follows:  “(f) The negotiation and processing of any checks including without limitation for deposit into the Fund’s demand deposit account maintained by the Bank, provided the Bank has acted in good faith and without negligence or willful misconduct.”

3. Term.  Section 9 of the SST Agreement, Section 12 of the SGST Agreement and Section 13 of the SCF Agreement, are hereby amended as follows:

(a) Section 9.01 of the SST Agreement, Section 12.1 of the SGST Agreement and Section 13.1 of the SCF Agreement, all as previously amended, are hereby deleted in their entirety and replaced in each case with the following (except that for the SST Agreement references to the “Transfer Agent” shall be changed to the “Bank.”):

“The initial term of this Agreement, as amended (the “Initial Term”), has been extended by the parties to the close of business on December 31, 2016, unless terminated or modified pursuant to the provisions of this Section.  After the Initial Term, this Agreement shall automatically extend for additional one year terms (each a “Renewal Term”) unless terminated by the Fund on not less than ninety (90) days written notice to the Transfer Agent prior to the end of the then current term.  One hundred eighty (180) days before the expiration of the Initial Term or a Renewal Term, the Transfer Agent and the Fund will begin negotiating a fee schedule for the upcoming Renewal Term.  In the event the parties fail to agree upon a new fee schedule by the end of the Initial Term or a Renewal Term, the fee schedule then in effect shall remain in effect for such renewal term.”

4.  Consequential Damages.  Section 15.4 of the SSGT Agreement, Section 15.01 of the SST Agreement and Section 16.4 of the SCF Agreement are hereby deleted in their entirety and replaced in each case with the following:  “Neither party to this Agreement shall be liable to nor indemnify the other party for indirect, special or consequential damages under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, and neither party shall be liable for nor indemnify any act or failure to act by a third party which is not under the control of such party.”

5.  Schedule A.  The current Schedule A for each of the SGST, SST, and SCF Agreements, individually and not jointly, is hereby replaced and superseded with the attached Schedule A for each Agreement, each dated January 16, 2013.

6. Fees and Expenses.  The Fee Schedule to the Agreements set forth on Schedule 3.1 effective September 1, 2009 through August 31, 2010 is replaced and superseded with the Fee Schedule attached hereto and effective January 1, 2013 through December 31, 2016.

7. All defined terms and definitions in the Agreements shall be the same in this amendment (the “January 1, 2013 Amendment”), except as specifically revised by this January 1, 2013 Amendment; and

8.  Except as specifically set forth in this January 1, 2013 Amendment, all other terms and conditions of the Agreements shall remain in full force and effect.

Signatures on Following Page

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

SCHRODER GLOBAL SERIES TRUST		STATE STREET BANK AND TRUST COMPANY

By:	/s/ William P. Sauer	By:	/s/ Michael Rogers
	Name: William P. Sauer		Name: Michael Rogers
	Title: Authorized Signatory		Title: Executive Vice President

SCHRODER SERIES TRUST

By:	/s/ William P. Sauer
Name: William P. Sauer
Title: Authorized Signatory

SCHRODER CAPITAL FUNDS (DELAWARE)

By:	/s/ William P. Sauer
Name: William P. Sauer
Title: Authorized Signatory

SCHEDULE A

To Transfer Agency and Service Agreement

between

Schroder Capital Funds (Delaware)

and

State Street Bank and Trust Company

Dated: January 1, 2013

Schroder International Alpha Fund

Schroder U.S. Opportunities Fund

SCHEDULE A

To Transfer Agency and Service Agreement

between

Schroder Global Series Trust

and

State Street Bank and Trust Company

Dated: January 1, 2013

Schroder North American Equity Fund

Schroder Global Quality Fund

Schroder Global Value Fund

SCHEDULE A

To Transfer Agency and Service Agreement

between

Schroder Series Trust

and

State Street Bank and Trust Company

Dated: January 1, 2013

Schroder Absolute Return EMD and Currency Fund

Schroder Emerging Market Equity Fund

Schroder International Multi-Cap Value Fund

Schroder Total Return Fixed Income Fund

Schroder U.S. Small and Mid Cap Opportunities Fund

SCHEDULE 3.1

FEES

Effective: January 1, 2013 through December 31, 2016

General:  Fees are billable on a monthly basis at the rate of 1/12 of the annual fee.  The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed.  The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall continue until such account is purged from the system.  Account service fees are the higher of: open account charges plus closed account charges or the fund minimum.

Annual Account Fees
Daily Dividend Fund	$15.05/account
Non-Daily Dividend Fund	$12.05/account
Closed Account Fee	$2.17/account

Additional Annual Fees
Complex Base Fee	$300,775.00

Fund Minimum	$16,000.00

Other Fees (if applicable)
Investor Processing	$2.10/each

IRA Custodial Fees
Annual Maintenance (paid by Shareholder)	$10.00/account

Out-of-Pocket Expenses:  Out-of-pocket expenses are billed as incurred and include, but are not limited to: mailing expenses (i.e., statements, checks, printing, postage, etc.), telecommunication expenses, Compliance Program(1), equipment and software expenses (Fund-site only), on-request reports(2), programming expenses, microfiche, AML delegation duties, Omnibus Transparency(3), freight, bank charges, custom billing, and all other expenses incurred on the Fund’s behalf.

(1)  Compliance Program fees during the Initial Term shall be $2,000/year.

(2)  The charges for on-request reports shall be $50/report during the Initial Term.

(3)  Omnibus Transparency services include a base fee of $36,000/year and a per account let fee; however, the per account let fee shall be waived for the Initial Term.

Signatures on Following Page

SCHEDULE 3.1

Signature Page

SCHRODER GLOBAL SERIES TRUST		STATE STREET BANK AND TRUST COMPANY

By:	/s/ William P. Sauer	By:	/s/ Michael Rogers
	Name: William P. Sauer		Name: Michael Rogers
	Title: Authorized Signatory		Title: Executive Vice President

SCHRODER SERIES TRUST

By:	/s/ William P. Sauer
Name: William P. Sauer
Title: Authorized Signatory

SCHRODER CAPITAL FUNDS (DELAWARE)

By:	/s/ William P. Sauer
Name: William P. Sauer
Title: Authorized Signatory